QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.5

CONSENT OF HOLLBERG PROFESSIONAL GROUP, PC

        We hereby consent to the reference to our firm in the Registration Statement on Form S-1 and related Prospectus of OCI Resources LP for the registration of common units representing limited partner interests in OCI Resources LP and any amendments thereto. We hereby further consent to the use of the information contained in our report, dated as of May 8, 2013, relating to estimates of reserves of OCI Wyoming, L.P. located in the Green River Basin of Wyoming.

/s/ Kurt F. Hollberg Hollberg Professional Group, PC Englewood, Colorado August 09, 2013

QuickLinks

  Exhibit 23.5